Exhibit 10.58

LOAN AGREEMENT

THIS AGREEMENT between FOOD INVESTORS CORPORATION (“FIC”), and CUISINE SOLUTIONS, INC., a Delaware corporation, with its principle place of business in the State of Virginia (“CSI”) is made in the following terms and conditions:

FIC, hereafter referred as the “lender”, agrees to lend CSI, hereafter referred as the “borrower”, the amount of three hundred thousand (300,000) US Dollars, upon these terms and conditions set forth below.

Article 1: Amount of the loan

THREE HUNDRED THOUSAND US DOLLARS (US$300,000), initially in one single advance of three Hundred Thousand Dollars, which will be paid by FIC by wire transfer of immediately available funds into the CSI bank account number 2000073692126 at WACHOVIA Bank. Amounts repaid may be re-borrowed upon the written request of borrower and advanced in the manner set forth in the preceding sentence. CSI shall make notations in its books and records as to loan amounts borrowed and repaid and the dates thereof, which shall be binding on the partied absent manifest error.

Article 2: Purpose of the loan

The loan will be used to finance short-term operations for the borrower.

Article 3: Effective Date, duration and repayment

The loan is immediately payable 90 days after the line of credit agreement with Bank of Charles Town is finalized and the funds are made available to Cuisine Solutions. This agreement shall be effective as of June 10, 2004. The duration of the loan will be a maximum of six months, and the loan will mature and be due and payable on December 10, 2004 (the “maturity date”).

Article 4: Availability of the funds

The lender agrees to make the funds of the loan available to the borrower within five business days of the execution of this agreement.

Article 5: Terms of the loan

The rate of interest of this loan is 6% per annum, payable at maturity.

If the loan is extended, the interest due on the initial maturity date may at CSI’s election, be capitalized and the increased principal will be payable on the extended maturity date.

The interest shall be computed on the basis of the number of days elapsed between the day the funds are made available and the day the interest is paid, and the calculation on the basis of a year of 365 (three hundred and sixty five) days.

Interest will accrue on any payment not made by CSI at the due date of this loan at the same rate as specified above, without any action or notice and demand, from the due date until the complete repayment.

Article 6: Option to pay in advance

The borrower will have the option to pay the loan in advance, totally or partially, at any time, without any prepayment premium or penalty, upon at least two business days advance notice to the lender. Payments hereunder shall be applied first to accrued interest and then to principal.

Article 7: Notices

All notices or demands pursuant to this loan agreement shall be in writing and shall be sent by letter or telefax to each party at its address underneath its signature below and shall be deemed received upon actual receipt.

Article 8: Governing law, Jurisdiction

This agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia.

In case of dispute, the parties to this agreement will submit the same to binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

Article 9: Costs

Each party shall pays its own fees, expenses and disbursements in relation with the negotiation and drafting of this agreement and any other agreements and instruments to be executed pursuant to this agreement.

IN WITNESS WHEREOF, the undersigned have executed and delivered this agreement this 10th day of June, 2004.

Food Investors Corporation	Cuisine Solutions, Inc

By /s/ Jean-Louis Vilgrain	By /s/ Stanislas Vilgrain

Name: Jean-Louis Vilgrain	Name: Stanislas Vilgrain
Title: Chairman	Title: CEO

Address for Notices:	Address for Notices:
85 South Bragg Street	85 South Bragg Street
Suite 600	Suite 600
Alexandria, VA 22312	Alexandria, VA 22312